Press Release
www.rell.com info@rell.com
For Details Contact:
Edward J. Richardson    Pat Fitzgerald
Chairman and CEO    EVP & GM, Richardson Healthcare
Phone: (630) 208-2340    (630) 208-2626

40W267 Keslinger Road
PO BOX 393
LaFox, IL 60147-0393 USA
(630) 208-2200 | Fax:(630) 208-2550

FOR IMMEDIATE PUBLICATION

Richardson Electronics, Ltd. Agrees to Acquire International Medical Equipment and Service, Inc. (IMES)

LaFox, IL, Tuesday, June 16, 2015: Richardson Electronics, Ltd. (NASDAQ: RELL) today announced the signing of a definitive agreement to acquire the assets of International Medical Equipment and Service, Inc. (IMES). IMES is the first acquisition completed by Richardson Healthcare, the division of Richardson Electronics focused on high-value components and replacement parts for the diagnostic imaging market.

International Medical Equipment and Service, Inc. (IMES), based in South Carolina, provides reliable, cost-saving solutions worldwide for major brands of CT and MRI equipment. This acquisition positions Richardson Healthcare to provide cost effective diagnostic imaging replacement parts and training to hospitals, diagnostic imaging centers, medical institutions, and independent service organizations. With more than 10 years of experience, IMES offers an extensive selection of replacement parts, as well as an interactive training center, on-site test bays and experienced technicians who provide 24/7 customer support. Replacement parts are readily available and triple tested to provide peace of mind when uptime is critical.

“IMES brings extensive expertise in diagnostic imaging replacement parts, training and support,” said Pat Fitzgerald, EVP and General Manager of Richardson Healthcare. “We look forward to working with Trey McIntyre and his team to bring cost effective replacement parts to Richardson customers around the world, and to selling Richardson Healthcare’s range of products including PACS displays, flat panel detectors and replacement tubes to IMES’ traditional customer base.”

Trey McIntyre, President of IMES, said, “This is a great benefit for our customers who depend on our leading quality and support. Equally as important to us, Richardson Healthcare is building an incredible team packed with expertise and experience; the team is a natural fit with our own dedicated staff. We are excited because we know that with the expanded reach and new capabilities Richardson provides, we can better serve our customers.”

IMES core operations will remain in South Carolina. Richardson Healthcare will expand its replacement parts and training offerings geographically leveraging Richardson Electronics’ global infrastructure.

Press Release
www.rell.com info@rell.com

For Details Contact:
Edward J. Richardson    Pat Fitzgerald
Chairman and CEO    EVP & GM, Richardson Healthcare
Phone: (630) 208-2340    (630) 208-2626

40W267 Keslinger Road
PO BOX 393
LaFox, IL 60147-0393 USA
(630) 208-2200 | Fax:(630) 208-2550

About Richardson Electronics, Ltd.

Richardson Electronics, Ltd. is a leading global provider of engineered solutions, power grid and microwave tubes and related consumables; high value displays, flat panel detector solutions and replacement parts for diagnostic imaging equipment; and customized display solutions. We serve customers in the alternative energy, healthcare, aviation, broadcast, communications, industrial, marine, medical, military, scientific and semiconductor markets. The Company’s strategy is to provide specialized technical expertise and “engineered solutions” based on our core engineering and manufacturing capabilities. The Company provides solutions and adds value through design-in support, systems integration, prototype design and manufacturing, testing, logistics, and aftermarket technical service and repair through its global infrastructure. More information is available online at www.rell.com.

Richardson Electronics common stock trades on the NASDAQ Global Select Market under the ticker symbol RELL.

About Richardson Healthcare

Richardson Electronics Healthcare provides flexible, efficient high-value diagnostic imaging replacement parts, components, and technical support to hospitals, diagnostic imaging centers, medical institutions, independent service organizations and more. We have a focused product selection of diagnostic imaging components and displays, as well as robust in-house manufacturing capabilities. In addition, we provide complete post-sale service and support, including installation support, maintenance, troubleshooting, calibration and conformance. For more information, visit us at www.rellhealthcare.com.